EXHIBIT 10.1

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER IN CUSTOMARY FORM, SUBSTANCE AND SCOPE THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE
AND SECURITY AGREEMENT

US $5,000,000	New York, New York January 22, 2020

FOR VALUE RECEIVED, the undersigned, ASPEN GROUP, INC., a Delaware corporation having its principal place of business at 276 Fifth Avenue, Suite 505, New York, New York 10001 (“Maker”), HEREBY PROMISES TO PAY as and when due from time to time in accordance with the terms of this amended and restated convertible promissory note and security agreement (this “A&R Note”), whether at its stated Maturity (as defined below) or by acceleration or otherwise, TO THE ORDER OF ___________, a ____________, located at _____________ (together with its successors and permitted assigns, “Payee”), at Payee’s address above or at such other place as may be designated from time to time in writing by Payee, in lawful money of the United States of America (“US$” and “U.S. dollars”) and in immediately available funds, IN FULL without deduction, reduction, offset or counterclaim the following (collectively, the “Indebtedness”) (i) the principal sum of FIVE MILLION U.S. DOLLARS (US$5,000,000) or such lesser principal amount as shall then be outstanding under this Note, (ii) all interest accrued and unpaid on the principal amount of this Note outstanding from time to time, calculated at the Applicable Rate (as defined below) from time to time in effect for the period from and including the Closing Date (as defined below) through the date on which such principal sum and all such accrued interest are paid in full, and (iii) all other amounts, if any, then due and owing under this Note.

1.

Amendment and Restatement. This A&R Note amends and restates in its entirety that certain Term Promissory Note and Security Agreement, dated as of March 5, 2019 (the “Closing Date”), by and among the Maker, the other Grantors (as defined below) and Payee (the “Original Note”).  This A&R Note is in substitution and replacement for, but not in payment of, the Original Note.  The remaining outstanding Indebtedness evidenced by the Original Notes is continuing Indebtedness, and nothing herein shall be deemed to constitute a payment, settlement or novation of the Original Note, or release or otherwise adversely affect any lien, mortgage or security interest securing such Indebtedness or any rights of the Payee against any Grantor.

________ Maker’s Initials

2.

Interest; Applicable Rate. Maker shall pay interest monthly on the principal amount of this Note outstanding from time to time, calculated at the Applicable Rate from time to time in effect for the period from and including the date of this Note through the date on which all amounts owing under this Note are paid or repaid, as the case may be, in full, computed daily (on the basis of actual days elapsed in a 365-day year) and payable monthly (and when this Note shall fall due, whether at stated Maturity, by acceleration or otherwise) by not later than the third (3rd) Business Day (as defined below) of each month.  For all purposes of this Note, the “Applicable Rate” shall equal seven percent (7%) per annum; provided, however, that in the event that any amount (whether of principal, interest or otherwise) payable under this Note is not paid in full as and when due in accordance with the terms of this Note (whether at stated Maturity, by acceleration, or otherwise in accordance with such terms), then the Applicable Rate shall increase to eighteen percent (18%) per annum.

3.

Maturity Date; Acceleration of Maturity Date. The stated maturity of this Note (its “Maturity”) shall be January 22, 2023, unless otherwise converted pursuant to the terms hereof; provided, however, that upon the occurrence of any of the events specified in subparagraphs (a) through (g) immediately below (each, an “Acceleration Event”), the entire principal amount outstanding of this Note, and all interest and other amounts accrued and unpaid thereon or hereunder, shall automatically, without protest, presentment, petition, demand, or other notice, declaration, act or instrument of, by or from Payee or any other person (all of which are hereby expressly and irrevocably waived by Maker), and for all purposes, be accelerated and become immediately due and payable, in full, to Payee:

(a)

If Maker shall: (i) fail to make any payment owing to Payee hereunder in full when due in accordance with the terms of this Note, which failure shall continue uncured for a period of at least three (3) Business Days; (ii) fail to make any payment owing to any other lender in full when due in accordance with the terms governing such loan; or (iii) directly or indirectly, so long as any principal, interest or other amount remains outstanding hereunder (whether or not then due and owing), make or propose to make any dividend payment (except for dividends payable in common stock or in rights to buy common stock) or other cash-flow distribution to any of Maker’s shareholders or other stakeholders (except for non-dividend payments to students or employees in the ordinary course of business), or any payment of principal, interest or any other amount in respect of any other indebtedness (whether secured or unsecured) owing to any individual, entity or other person (other than Payee), except for Permitted Indebtedness (as defined below). “Permitted Indebtedness” shall mean (w) the indebtedness evidenced by that certain Amended and Restated Revolving Promissory Note and Security Agreement dated November 5, 2018 in the face amount of five million U.S. dollars (US$5,000,000) issued by Maker to the Payee, including, without limitation, all principal thereof and accrued and unpaid interest and Commitment Fee (as defined therein) thereon; (x) the indebtedness evidenced by this A&R Note, including, without limitation, all principal thereof and accrued and unpaid interest thereon; (y) the indebtedness evidenced by that certain Amended and Restated Convertible Promissory Note and Security Agreement of even date herewith in the face amount of five million U.S. dollars (US$5,000,000) issued by Maker to _______, including, without limitation, all principal thereof and accrued and unpaid interest thereon; and (z) unsecured trade indebtedness (not to exceed five hundred thousand U.S. dollars (US$500,000) at any one time outstanding) in respect of equipment and/or software and software

________ Maker’s Initials

systems purchase money financing or capital leases incurred by Maker in the ordinary course of business; or

(b)

If Maker or any affiliated entity (each, an “Affiliate”) shall: (i) become insolvent; (ii) admit in writing its inability to pay its debts as they mature; (iii) commence, or file any petition or answer under, any bankruptcy, liquidation, reorganization, arrangement, insolvency or other proceeding, whether federal or state, relating to the relief of debtors; (iv) apply for or acquiesce in the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business; (v) make a general assignment for the benefit of its creditors, or effect a plan in bankruptcy or other similar arrangement with its creditors; (vi) admit the material allegations of a petition filed against it in any bankruptcy, liquidation, reorganization, arrangement, insolvency or other proceeding, whether federal or state, relating to the relief of debtors; (vii) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or if action shall be taken by it for the purpose of effecting any of the foregoing; (viii) be adjudicated a bankrupt or insolvent; or (ix) take action to effectuate any of the foregoing;

(c)

If: (i) involuntary proceedings or any involuntary petition shall be commenced or filed against Maker or any Affiliate under any bankruptcy, insolvency or similar law, seeking the appointment of a receiver, trustee, custodian or liquidator for Maker or any Affiliate or a substantial portion of Maker’s or any Affiliate’s property, assets or business, and such proceedings or petition shall not be dismissed or vacated within thirty (30) days after its commencement or filing; (ii) any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial portion of Maker’s or any Affiliate’s properties or assets, and any such proceedings, petition, writ, judgment, warrant, execution or similar process shall not be released, vacated or fully bonded within thirty (30) days after its commencement, filing or levy; or (iii) an order, judgment or decree shall be entered, without the application, approval or consent of Maker or any Affiliate, with respect to Maker or any Affiliate or a substantial portion of its assets or properties, appointing a receiver, trustee, custodian or liquidator for Maker or any Affiliate or a substantial portion of Maker’s or any Affiliate’s property, assets or business, or any similar order, judgment or decree shall be entered or appointment made in any jurisdiction, and such order, judgment, decree or appointment shall continue unstayed and in effect for a period of thirty (30) days;

(d)

the failure of the Common Stock (as hereinafter defined in Section 4) to be listed or traded on at least one (1) Eligible Market for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period;

(e)

the Maker’s (A) failure to cure a Conversion Failure (as hereinafter defined) by delivery of the required number of shares of Common Stock within ten (10) Business Days after the applicable Conversion Date or (B) by notice, written or oral, to any holder of this Note, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes;

________ Maker’s Initials

(f)

at any time following the tenth (10th) consecutive Business Day that the Payee’s Authorized Share Allocation is less than the number of shares of Common Stock that the Payee would be entitled to receive upon a conversion of the full Conversion Amount (as defined below) of the Notes; or

(g)

the failure of the applicable Registration Statement required to be filed pursuant to the Registration Rights Agreement to be filed or declared effective within the applicable time period specified in the Registration Rights Agreement, or, at any time while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to any holder of the Notes for sale of all of such holder’s Registrable Securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive Trading Days or for more than an aggregate of fifteen (15) Trading Days in any 365-day period (other than days during an Allowable Grace Period (as defined in the Registration Rights Agreement)).

4.

Conversion of Notes.  This Note shall be convertible into shares of the Maker’s common stock, par value $0.001 per share (the “Common Stock”), on the terms and conditions set forth in this Section 4.

(a)

Conversion Right. At any time or times on or after July 22, 2020, the Payee shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable shares of Common Stock in accordance with Section 4(c), at the Conversion Rate (as defined below). The Maker shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Maker shall round such fraction of a share of Common Stock up to the nearest whole share. Upon any conversion, the Maker shall pay any accrued and unpaid interest with respect to the Conversion Amount (as defined below) on the applicable Share Delivery Date (as defined below) in cash.  The Maker shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b)

Conversion Rate.  The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 4(a) (the “Conversion Shares”) shall be deteremined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i)

“Conversion Amount” means the portion of the principal to be converted with respect to this determination is being made.

(ii)

“Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, $7.15, subject to adjustment as provided herein.

(c)

Mechanics of Conversion.

(i)

Optional Conversion.  To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Payee shall (A) transmit by

________ Maker’s Initials

email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Maker and Action Stock Transfer Corporation (including any successor transfer agent of the Maker, the “Transfer Agent”) and (B) if required by Section 4(c)(iii), surrender this Note to a common carrier for delivery to the Maker as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before the first (1st) Business Day following the date of receipt of a Conversion Notice, the Maker shall transmit by email a confirmation of receipt of such Conversion Notice to the Payee and the Transfer Agent. On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Maker shall (x) provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Payee shall be entitled to the Payee’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Payee or its designee, for the number of shares of Common Stock to which the Payee shall be entitled. If this Note is physically surrendered for conversion as required by Section 4(c)(iii) and the outstanding principal of this Note is greater than the principal portion of the Conversion Amount being converted, then the Maker shall, as soon as practicable and in no event later than five (5) Business Days after receipt of this Note and at its own expense, issue and deliver to the Payee a new Note representing the outstanding principal not converted. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(ii)

Maker’s Failure to Timely Convert. If the Maker shall fail to issue a certificate to the Payee or credit the Payee’s balance account with DTC, as applicable, for the number of shares of Common Stock to which the Payee is entitled upon conversion of any Conversion Amount on or prior to the date which is two (2) Trading Days after the Conversion Date (a “Conversion Failure”), then (A) the Maker shall pay damages to the Payee for each Trading Day of such Conversion Failure in an amount equal to 1.5% of the product of (1) the sum of the number of shares of Common Stock not issued to the Payee on or prior to the Share Delivery Date and to which the Payee is entitled, and (2) the Closing Sale Price of the Common Stock on the Share Delivery Date and (B) the Payee, upon written notice to the Maker, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Maker’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 4(c)(ii) or otherwise. In addition to the foregoing, if within two (2) Trading Days after the Maker’s receipt of the email copy of a Conversion Notice, the Maker shall fail to issue and deliver a certificate to the Payee or credit the Payee’s balance account with DTC for the number of shares of Common Stock to which the Payee is entitled upon such holder’s conversion of any Conversion Amount, and if on or after such Trading Day the Payee purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Payee of Common Stock issuable upon such conversion that the Payee anticipated receiving from the Maker, then the Maker shall, within two (2) Trading Days after the Payee’s request and in the Payee’s discretion,

________ Maker’s Initials

either (i) pay cash to the Payee in an amount equal to the Payee’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Maker’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Payee a certificate or certificates representing such Common Stock and pay cash to the Payee in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price on the Conversion Date.

(iii)

Registration; Book-Entry. The Maker shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders.  The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Maker and the holders of the Notes shall treat each person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of principal and interest, if any, hereunder, notwithstanding notice to the contrary. A Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign or sell all or part of any Note by a Payee, the Maker shall record the information contained therein in the Register and issue one or more new Notes in the same aggregate principal amount as the principal amount of the surrendered registered note to the designated assignee or transferee pursuant to Section 15. Notwithstanding anything to the contrary in this Section 4(c)(iii), a Payee may assign any Note or any portion thereof to an Affiliate of such Payee without delivering a request to assign or sell such Note to the Maker and the recordation of such assignment or sale in the Register; provided, that (x) the Maker may continue to deal solely with such assigning or selling Payee unless and until such Payee has delivered a request to assign or sell such Note or portion thereof to the Maker for recordation in the Register; (y) the failure of such assigning or selling Payee to deliver a request to assign or sell such Note or portion thereof to the Maker shall not affect the legality, validity, or binding effect of such assignment or sale; and (z) such assigning or selling Payee shall, acting solely for this purpose as a non-fiduciary agent of the Maker, maintain a register (the “Related Party Register”) comparable to the Register on behalf of the Maker, and any such assignment or sale shall be effective upon recordation of such assignment or sale in the Related Party Register. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Payee shall not be required to physically surrender this Note to the Maker unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Payee has provided the Maker with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Note. The Payee and the Maker shall maintain records showing the principal and interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Payee and the Maker, so as not to require physical surrender of this Note upon conversion.

(iv)

Pro Rata Conversion; Disputes.  In the event that the Maker receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Maker can convert some, but not all, of such portions of the Notes submitted for conversion, the Maker shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the

________ Maker’s Initials

aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Payee in connection with a conversion of this Note, the Maker shall issue to the Payee the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 16.

5.

Adjustments to Conversion Price. The Conversion Price and the number of shares of Common Stock into which this Note is convertible are subject to adjustment from time to time upon the occurrence of any of the events specified in this Section 5.  For the purpose of this Section 5, “Common Stock” means shares now or hereafter authorized of any class of common stock of the Maker, however designated, that has the right to participate in any distribution of the assets or earnings of the Maker without limit as to per-share amount (excluding, and subject to any prior rights of, any class or series of preferred stock of the Maker).

(a)

In case the Maker shall (i) subdivide (“split”) its outstanding shares of Common Stock into a greater number of shares, (ii) combine (“reverse split”) its outstanding shares of Common Stock into a smaller number of shares, or (iii) issue by reclassification of its shares of Common Stock other securities of the Maker, then the Conversion Price in effect on the effective date of such subdivision, combination or reclassification, as the case may be, and/or the number and kind of securities issuable on such date, shall be proportionately adjusted so that the Payee of this Note thereafter converted shall be entitled to receive the aggregate number and kind of shares of Common Stock (or such other securities other than Common Stock) of the Maker, with the same applicable Conversion Price, that, if this Note had been converted immediately prior to such date, the Payee would have owned upon such conversion and been entitled to receive by virtue of such subdivision, combination or reclassification.  Such adjustment shall be made successively whenever, and each time, any event listed above shall occur.

(b)

In case the Maker shall fix a record date for the making of a dividend or distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Maker is the surviving corporation) of cash, evidences of indebtedness or assets, or subscription rights or warrants (a “Distribution”), then the Payee shall be entitled to participate in such Distribution to the same extent that the Payee would have participated therein if the Payee had held the number of shares of Common Stock acquirable upon complete conversion of this Note immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

(c)

In the event that at any time, as a result of an adjustment made pursuant to Section 5(a) above, the Payee of this Note thereafter converted shall become entitled to receive any shares of capital stock of the Maker other than shares of Common Stock, thereafter the number of such other shares so receivable upon conversion of this Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 5, and the other provisions of this Note shall apply on like terms to any such other shares.

________ Maker’s Initials

(d)

If, at any time while this Note is outstanding, (i) the Maker effects any merger or consolidation of the Maker with or into another company, (ii) the Maker effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Maker or another company or person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Maker effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each, a “Fundamental Transaction”), then the Payee shall have the right thereafter to receive, upon conversion of this Note, the same amount and kind of securities, cash or property as he would have been entitled to receive upon the occurrence of such Fundamental Transaction if he had been, immediately prior to such Fundamental Transaction, the holder of the number of Common Stock then issuable upon conversion in full of this Note (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Maker shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Payee shall be given the same choice as to the Alternate Consideration he receives upon any conversion of this Note following such Fundamental Transaction.  At the Payee’s sole discretion and request, any successor to the Maker or surviving entity in such Fundamental Transaction shall issue to the Payee a new Note substantially in the form of this Note and consistent with the foregoing provisions and evidencing the Payee’s right to purchase the Alternate Consideration for the applicable Conversion Price upon conversion thereof.  Any such successor or surviving entity shall be deemed to be required to comply with the provisions of this Section 5(d) and shall insure that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(e)

In case any event shall occur as to which the other provisions of this Section 5 are not strictly applicable but the failure to make any adjustment would not fairly protect the conversion rights represented by this Note in accordance with the essential intent and principles hereof, then, in each such case, the Maker shall effect such adjustment, on a basis consistent with the essential intent and principles established in this Section 4, as may be necessary to preserve, without dilution, the conversion rights represented by this Note.

(f)

Upon the occurrence of each adjustment pursuant to this Section 5, the Maker, at its own sole expense, shall promptly compute such adjustment in accordance with the terms of this Note and prepare a certificate setting forth such adjustment, including a statement of the adjusted Conversion Price and adjusted number or type of Common Stock or other securities issuable upon conversion of this Note (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.  Upon written request, the Maker shall promptly deliver a copy of each such certificate to the Payee and to the Maker’s Transfer Agent.

________ Maker’s Initials

6.

Mandatory Conversion.  If at any time from and after July 22, 2020, (i) the closing price of the Common Stock of Maker on an Eligible Market has equaled or exceeds $10.725 per share (as equitably adjusted for forward or reverse splits, combinations or Fundamental Transactions) for 20 consecutive Trading Days (the “Mandatory Conversion Measuring Period”), and (ii) no Equity Conditions Failure has occurred, then all of the Conversion Amount then remaining under this Note shall be converted into fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 4 hereof at the Conversion Rate as of the Mandatory Conversion Date (as defined below) (a “Mandatory Conversion”).  The Maker shall deliver within not more than two (2) Trading Days following the end of such Mandatory Conversion Measuring Period a written notice thereof by email and overnight courier to all, but not less than all, of the holders of Notes and the Transfer Agent (the “Mandatory Conversion Notice” and the date all of the holders of the Notes received such notice by email is referred to as the “Mandatory Conversion Notice Date”). The Mandatory Conversion Notice shall be irrevocable. The Mandatory Conversion Notice shall (y) state (I) the Trading Day selected for the Mandatory Conversion, which Trading Day shall be no sooner than three (3) Trading Days nor later than sixty (60) Trading Days following the Mandatory Conversion Notice Date (the “Mandatory Conversion Date”) and (II) the number of shares of Common Stock to be issued to the Payee on the Mandatory Conversion Date and (z) certify that there has been no Equity Conditions Failure.

7.

Reservation of Authorized Shares.

(a)

Reservation.  The Maker shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes equal to 130% of the Conversion Rate with respect to the Conversion Amount of each such Note as of the Effective Date. So long as any of the Notes are outstanding, the Maker shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder at the Closing (as defined in the Letter Agreement) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b)

Insufficient Authorized Shares.  If at any time while any of the Notes remain outstanding the Maker does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Maker shall immediately take all action necessary to

________ Maker’s Initials

increase the Maker’s authorized shares of Common Stock to an amount sufficient to allow the Maker to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Maker shall either (x) obtain the written consent of its stockholders for the approval of an increase in the number of authorized shares of Common Stock and provide each stockholder with an information statement with respect thereto or (y) hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Maker shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

8.

Subordination. Maker and Payee hereby agree that any and all indebtedness incurred by Maker (whether prior to, contemporaneous with, or subsequent to the Closing Date), other than Permitted Indebtedness, shall be fully and contractually subordinated in all respects (including, without limitation, in right and priority of payment and repayment of principal, interest, and all fees and other amounts) to Maker’s indebtedness and payment obligations under this Note.

9.

Payments. Maker may not prepay all or any portion of the principal amount outstanding under this Note without the prior written consent of Payee.  Payments received by Payee under this Note shall be applied in the following order: first, to the payment of all collection and enforcement expenses, if any, incurred by Payee in collecting and enforcing Maker’s obligations hereunder; second, to the payment of all interest accrued and owing hereunder through the date of such payment; and third, to the repayment of the principal amount outstanding of this Note.  Notwithstanding the foregoing or anything else herein contained to the contrary, Maker and Payee are parties to that certain Amended and Restated Intercreditor Agreement dated as of the date hereof, among each of them, __________________________ (solely in his capacity as “Servicing Lender” (as defined therein)) and _________ (the “A&R Intercreditor Agreement”), and any such payments received by Payee under this Note are subject to the terms of the A&R Intercreditor Agreement.

This Note is subject to the express condition that at no time shall Maker be obligated or required to pay interest on the outstanding principal balance of this Note at a rate that could subject Payee to either civil or criminal liability as a result of being in excess of the maximum rate that Maker is permitted by law to contract or agree to pay.  If, by the terms of this Note, Maker is at any time required or obligated to pay interest on the outstanding principal balance of this Note at a rate in excess of such maximum rate, the Applicable Rate shall be deemed, without further act or instrument, to be immediately reduced to such maximum rate; and if and to the extent any payments in excess of such maximum permitted amount are received by Payee, such excess shall be considered repayments in respect of the principal amount outstanding of this Note.

In the event that Maker fails to pay any amount owing by it hereunder in full when due (whether on any interest payment date, at stated Maturity, by acceleration or otherwise), Maker agrees to promptly pay all of Payee’s costs and expenses incurred in attempting or effecting

________ Maker’s Initials

collection hereunder or the enforcement of this Note, including, without limitation, all attorneys’ fees and related charges, as and when incurred by Payee, whether or not any action, suit or proceeding is instituted for collection or for the enforcement of this Note; and all such costs and expenses of collection and enforcement shall be added to the principal amount outstanding of this Note and shall, if not promptly paid in full by Maker as and when incurred by Payee, bear interest at the Applicable Rate until paid in full.

If any payment hereunder shall be due on a Saturday, a Sunday, or a public or bank holiday in the State of New York (any other day, a “Business Day”), such payment shall be made on the next succeeding Business Day, and any such extension of time shall be included in the computation of interest hereunder. Each payment hereunder shall be made in lawful money of the United States of America and in immediately available funds, prior to 12:00 noon Eastern Time on the due date thereof; any payment made after such time shall be deemed to have been made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest hereunder.

10.

Remedies. Maker’s obligations under this Note are absolute and unconditional, notwithstanding the existence or terms and conditions of, or any reference herein to, any other document or agreement, and are not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.  Maker hereby expressly and irrevocably waives (i) presentment, demand for payment, notice of dishonor, protest, notice of protest, and every other form of notice whatsoever with respect to this Note, (ii) any right to offset any amounts payable hereunder against, or to submit any counterclaims in respect of, any obligations of Payee to Maker, and (iii) all rights to the benefits of any statute of limitations and any moratorium, appraisement or exemption now provided, or which may hereafter be provided, by any federal or state statute, including, without limitation, exemptions provided by or allowed under the Bankruptcy Code of 1978 (11 U.S.C.), as amended, or under common law, as to both Maker itself and all of its properties and assets, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals, and modifications hereof and thereof.  The illegality or unenforceability in whole or in part of, or the default by any party under, any other document or agreement shall not constitute a defense to any claim by Payee for the payment or repayment, as the case may be, of principal, interest or any other amount hereunder.  THE MAKER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

No right or remedy conferred upon Payee or the Servicing Lender, as applicable, under this Note is intended to be exclusive of any other right or remedy available to Payee or the Servicing Lender, whether at law, in equity, by statute or otherwise, but shall be deemed cumulative with all such other rights and remedies.  Without limiting the generality of the foregoing, if this Note and all amounts (whether of principal, interest or otherwise) accrued hereunder shall not be paid in full when due (whether on any interest payment date, at stated Maturity, by acceleration or otherwise), Payee and the Servicing Lender shall be free to enforce their rights and remedies against Maker as Payee and the Servicing Lender, as applicable, may see fit under the circumstances, in no particular order or priority.  No failure to exercise, or any

________ Maker’s Initials

delay in exercising, by Payee or the Servicing Lender, as applicable, any of their rights or remedies hereunder shall operate as a waiver thereof.  A waiver by Payee or the Servicing Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to Payee’s or the Servicing Lender’s exercise of that same or of any other right or remedy which Payee or the Servicing Lender, as applicable, would otherwise have on any future occasion.  No forbearance, indulgence, delay or failure by Payee or the Servicing Lender to exercise any of their rights or remedies with respect to this Note, nor any course of dealing between Maker, on the one hand, and Payee or the Servicing Lender, as applicable, on the other hand, shall operate as a waiver of any such right or remedy, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.  Payee and the Servicing Lender shall not, by any course of dealing, indulgence, omission, or other act (except a further instrument signed by the Servicing Lender) or failure to act, be deemed to have waived any right or remedy hereunder, or to have acquiesced in any Acceleration Event or in any breach of any of the terms of this Note.  No modification, rescission, waiver, forbearance, release or amendment of any term, covenant, condition or provision of this Note or any of Maker’s obligations hereunder shall be valid or enforceable unless made and evidenced in writing, expressly referring to this Note and signed by both Maker and the Servicing Lender.

11.

Security

THIS NOTE CREATES A LIEN ON, AND GRANTS A SECURITY INTEREST IN, THE COLLATERAL DESCRIBED ON THE ATTACHED EXHIBIT B, AND IT SHALL CONSTITUTE A SECURITY AGREEMENT UNDER THE NEW YORK UNIFORM COMMERCIAL CODE (“UCC”) OR ANY OTHER LAW APPLICABLE TO THE CREATION OF LIENS ON PERSONAL PROPERTY AND COLLATERAL.  MAKER COVENANTS AND AGREES THAT THE SERVICING LENDER MAY FILE AND REFILE SUCH UCC AND OTHER FINANCING STATEMENTS, CONTINUATION STATEMENTS OR OTHER DOCUMENTS AS THE SERVICING LENDER SHALL DEEM NECESSARY OR APPROPRIATE FROM TIME TO TIME WITH RESPECT TO SUCH COLLATERAL.  DURING THE CONTINUANCE OF AN ACCELERATION EVENT, THE SERVICING LENDER SHALL, IN ADDITION TO ALL OTHER RIGHTS AND REMEDIES SET FORTH IN THIS NOTE, HAVE ALL RIGHTS AND REMEDIES OF A SECURED PARTY UNDER THE NEW YORK UCC.  WITH RESPECT TO ANY PRIVATE SALE OF SUCH COLLATERAL, MAKER SHALL BE ENTITLED TO RECEIVE AT LEAST THIRTY (30) DAYS’ PRIOR WRITTEN NOTICE.

Maker and its undersigned wholly-owned subsidiaries (such wholly-owned subsidiaries, the “Subsidiaries”, and together with the Maker, collectively, the “Grantors” and each individually, a “Grantor”), for good and valuable consideration, including, without limitation, the aggregate sum loaned by Payee to Maker in connection with, and as evidenced by, this Note, do hereby grant and pledge unto the Servicing Lender, as agent, for the benefit of Payee, as a secured party, a security interest in, lien on, and pledge of the collateral described on the attached Exhibit B, as applicable (the “Collateral”).  With respect to such security interest, lien and pledge, each Grantor hereby represents, warrants, covenants and agrees that:

________ Maker’s Initials

(i)

such Grantor, as applicable, owns the Collateral free and clear of any lien, security interest, charge or encumbrance (except such thereof as are created hereby or in respect of other Permitted Indebtedness), and that no UCC or other financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office (except in respect of Permitted Indebtedness );

(ii)

such Grantor shall not make any further assignment or pledge of all or any part of the Collateral or create any further lien thereon or security interest therein (except such thereof as are created hereby or in respect of other Permitted Indebtedness), nor permit its rights therein to be reached by attachment, levy, garnishment or other judicial process;

(iii)

as of date hereof, the name (within the meaning of Section 9-503 of the UCC), jurisdiction of organization, type of entity and organizational number of each Grantor is set forth on Schedule 1 attached hereto (each such Subsidiary being a “Pledged Subsidiary,” and collectively, the “Pledged Subsidiaries”);

(iv)

no authorization, approval or other action is necessary by any governmental authority, regulatory body or other entity or individual for the granting and pledging of the lien on and security interest in the Collateral created hereby;

(v)

such Grantor shall keep accurate and complete records and accounts concerning the Collateral;

(vi)

such Grantor shall defend the title to the Collateral against all persons, and against all claims and demands, as necessary to keep the Collateral free and clear of any and all liens, security interests, claims, charges, encumbrances, taxes and assessments (except such thereof as are created hereby or in respect of other Permitted Indebtedness);

(vii)

they shall promptly notify the Servicing Lender in writing of any litigation, governmental investigations or other prosecutions involving the Collateral;

(viii)

such Grantor shall deliver a springing deposit account control agreement (the “Control Agreement”) with respect to each deposit account and securities account (other than (a) any deposit account the funds in which are used exclusively for payroll, payroll taxes and other employee wage and benefit payments, (b) any deposit account the funds in which are in trust for any third parties or any other trust accounts, escrow accounts and fiduciary accounts, (c) any deposit account that is a zero-balance disbursement account and (d) any account specifically and exclusively used to hold “Title IV, HEA program funds” on behalf of Maker or any applicable subsidiary pending disbursement of such funds to, or on behalf of, eligible students under the terms of 34 C.F.R. Section 668.163 (collectively, “Excluded Accounts”)) owned by such Grantor as of or after the Closing Date, effective to grant “control” (within the meaning of Articles 8 and 9 under the UCC) over such account to the Servicing Lender, provided that it is agreed and understood that (A) with respect to deposit accounts and securities accounts (other than Excluded Accounts) of such Grantor existing on the date hereof, such Grantor shall comply with the provisions of this clause (viii) on the date hereof, and (B) with respect to deposit accounts and securities accounts (other than Excluded Accounts) acquired by, or opened in the name of any Grantor after the date hereof, such Grantor shall have until the date that is thirty

________ Maker’s Initials

(30) days (or such longer period, if any, to which the Servicing Lender may agree in his sole and absolute discretion) following the date of such opening or acquisition to comply with the provisions of this clause (viii).  Set forth on Schedule 2 attached hereto is a listing of all of each Grantor’s deposit accounts and securities accounts (other than Excluded Accounts) as of the date hereof, including, with respect to each bank, the name and address of such bank and the account numbers of the deposit accounts and securities accounts maintained with such bank;

(ix)

except for the security interest created hereby or in respect of other Permitted Indebtedness, (a) Maker is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all liens, of the equity interests indicated on Schedule 3 attached hereto (collectively, the “Pledged Interests”) as being owned by Maker, (b) all of the Pledged Interests are duly authorized, validly issued, and, to the extent applicable, fully paid and non-assessable, and constitute the percentage of the issued and outstanding equity interests of the Pledged Subsidiaries of Maker identified on said Schedule 3; and (c) except as set forth on Schedule 3, there exist no options, warrants, conversion rights or other rights outstanding to acquire equity interests in any of the Pledged Subsidiaries.  With respect to any Pledged Interest which is not certificated, Maker and each Pledged Subsidiary hereby agrees (A) to comply with all instructions from the Servicing Lender without requiring Maker’s or such Pledged Subsidiary’s further consent and (B) not to take any action to cause any such uncertificated Pledged Interest to become certificated unless Maker promptly notifies the Servicing Lender in writing of Maker’s election to do so and, in that event, promptly (and in any case within five (5) days of such election) delivers to the Servicing Lender the original certificate representing such Pledged Interest accompanied by undated instruments of transfer or assignment duly executed in blank;

(x)

such Grantor shall take all such further action as may be reasonably necessary or requested by the Servicing Lender in order to perfect and protect the lien, pledge and security interest created hereby

(xi)

such Grantor not permit the Pledged Subsidiaries to issue any additional equity or Equity Rights without the prior written consent of Payee for so long as any of the Indebtedness remains outstanding; and

(xii)

all items of Collateral described in paragraphs 1 through 3 on the attached Exhibit B have been duly and validly authorized and issued, and are fully paid and non-assessable.

During the continuance of an Acceleration Event, the Servicing Lender shall have the right to pursue all of its legal rights and remedies at law, in equity, or in other appropriate proceedings, including, without limitation, all rights and remedies available to a secured party under the New York UCC or under the laws (including, without limitation, the UCC) of each other jurisdiction where the Collateral, or any portion of it, is located.  So long as there is no Acceleration Event hereunder, Maker shall be entitled (i) to exercise its voting and other consensual rights with respect to the Collateral described in paragraphs 1 through 3 on the attached Exhibit B and otherwise exercise the incidents of ownership thereof, and (ii) to receive dividends or other distributions made with respect to such Collateral.

________ Maker’s Initials

12.

Notices. All notices, demands or other communications (collectively, “notices”) relating to any matter set forth herein shall be in writing and made, given, served or sent (collectively, “delivered”) by (i) certified mail (return receipt requested) or (ii) reputable commercial overnight courier service (Federal Express, UPS or equivalent that provides a receipt) for next-business-morning delivery, in each case with postage thereon prepaid by sender and addressed to the intended recipient at its address set forth in the first paragraph of this Note (or at such other address as the intended recipient shall have previously provided to the sender in the same manner herein provided); provided that copies of any such notice to Payee shall also be sent to: Payee c/o _________________.  Any such notice sent as so provided shall be deemed effectively delivered (x) on the third Business Day after being sent by certified mail, (y) on the next business morning if sent by overnight courier for next-business-morning delivery or (z) on the day of its actual delivery to the intended recipient (as shown by the return receipt or proof-of-delivery), whichever is earlier.

13.

Governing Law; Jurisdiction. This Note shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York applicable to contracts made between residents of that state, entered into and to be wholly performed within that state, notwithstanding the parties’ actual states of residence or legal domicile if outside that state and without reference to any conflict of laws or similar rules that might otherwise mandate or permit the application of the laws of any other jurisdiction.  Any action, suit or proceeding relating to this Note shall be brought exclusively in the courts of New York State sitting in the Borough of Manhattan, New York City, or in U.S. District Court for the Southern District of New York, and, for all purposes of any such action, suit or proceeding, Maker hereby irrevocably (i) submits to the exclusive jurisdiction of such courts, (ii) waives any objection to such choice of venue based on forum non conveniens or any other legal or equitable doctrine, and (iii) waives trial by jury and the right to interpose any set-off or counterclaim, of any nature or description whatsoever, in any such action, suit or proceeding.

14.

Severability. The terms and provisions of this Note are severable. In the event of the unenforceability or invalidity of one or more of the terms, covenants, conditions or provisions of this Note under federal, state or other applicable law in any circumstance, such unenforceability or invalidity shall not affect the enforceability or validity of such term, covenant, condition or provision in any other circumstance, or render any other term, covenant, condition or provision of this Note unenforceable or invalid.

15.

Transferability. Subject to the A&R Intercreditor Agreement, Payee may assign its rights under this Note to any related or affiliated person or entity upon three (3) Business Days’ prior notice to Maker and __________’s counsel (at the address set forth above); and Maker’s obligations hereunder shall inure to the benefit of Payee and each of Payee’s successors and permitted assigns, and shall be binding for all purposes on Maker and its successors-in-interest.  No assignment, delegation or other transfer of Maker’s rights or obligations hereunder shall be made or be effective absent Payee’s prior, written consent thereto.

16.

Dispute Resolution. In the case of a dispute as to the determination of the Closing Sale Price or the arithmetic calculation of the Conversion Rate or the Conversion Price, the Maker shall submit the disputed determinations or arithmetic calculations via email within one (1) Business Day of receipt, or deemed receipt, of the Conversion Notice or other event giving

________ Maker’s Initials

rise to such dispute, as the case may be, to the Payee. If the Payee and the Maker are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Payee, then the Maker shall, within one Business Day submit via email (a) the disputed determination of the Closing Sale Price to an independent, reputable investment bank selected by the Payee and approved by the Maker, such approval not to be unreasonably withheld, or (b) the disputed arithmetic calculation of the Conversion Rate or Conversion Price to an independent, outside accountant, selected by the Payee and approved by the Maker, such approval not to be unreasonably withheld. The Maker, at the Maker’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Maker and the Payee of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

17.

Construction. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the words “Payee” and “Maker” shall include their respective successors and permitted assigns.

18.

Certain Definitions.

“___________” means ______________________________________.

“Bloomberg” means Bloomberg Financial Markets.

“Closing Sale Price”  means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Maker and the Payee. If the Maker and the Payee are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 16. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

“Effective Date” means January 22, 2020.

________ Maker’s Initials

“Eligible Market” means the Principal Market, NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Capital Market or The New York Stock Exchange, Inc. (or any successors to the foregoing).

“Equity Conditions” means, on each day during the period in question, (a) the Maker shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Conversion Notice of the applicable Payee on or prior to the dates so requested or required, if any, (b)(i) one or more registration statements filed and required to be filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of the Conversion Shares issuable upon conversion of the applicable Conversion Amount or (b)(ii) all of the Conversion Shares issuable upon the conversion of the applicable Conversion Amount shall be eligible for sale without restriction or limitation pursuant to Rule 144 and without the need for registration under any applicable federal or state securities laws, (c) the Maker shall have no knowledge of any fact that would reasonably be expected to cause (i) the registration statements required pursuant to the Registration Rights Agreement not to be effective and available for the resale of the Conversion Shares issuable upon conversion of the applicable Conversion Amount or (ii) any Conversion Shares issuable upon the conversion of the applicable Conversion Amount not to be eligible for sale without restriction or limitation pursuant to Rule 144, (d) the Conversion Shares issuable upon the conversion of the applicable Conversion Amount may be issued in full without violating the rules or regulations of the applicable Eligible Market, (e) the Common Stock is designated for quotation on an Eligible Market and shall not have been suspended from trading on such exchange or market nor shall delisting or suspension by such exchange or market been threatened, commenced or pending in writing by such exchange or market, (f) the Conversion Shares are duly authorized and listed and eligible for trading without restriction on an Eligible Market, (g) no Payee shall be in possession of any material, nonpublic information received from the Maker or any of its subsidiaries, affiliates or agents and (h) there shall not have occurred the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated.

“Equity Conditions Failure” means with respect to a particular date of determination, that on any day during the period commencing ten trading days immediately prior to such date of determination, the Equity Conditions have not each been satisfied (or waived in writing by the Payee).

“Letter Agreement” means that certain Letter Agreement, dated as of January 15, 2020, by and among the Grantors and the Payee.

“Notes” means this A&R Note and that certain Amended and Restated Convertible Promissory Note and Security Agreement dated as of January 22, 2020, by and among the Grantors and __________.

“Principal Market” means the Nasdaq Global Market.

“Registrable Securities” shall have the meaning ascribed to such term in the Registration Rights Agreement.

________ Maker’s Initials

“Registration Rights Agreement” means that certain Investors/Registration Rights Agreement dated as of the Effective Date by and among the Grantors and the Payees, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Registration Statement” shall have the meaning ascribed to such term in the Registration Rights Agreement.

“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

19.

Force Majeure.  The Maker shall be excused from any delay in performance or for non-performance of any of the terms and conditions of this Agreement caused by any Force Majeure event. Force Majeure shall mean strikes, labor disputes, freight embargoes, interruption or failure in the Internet, telephone or other telecommunications service or related equipment, material interruption in the mail service or other means of communication within the United States, if the Maker shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, acts of God, outbreak or material escalation of hostilities or civil disturbances, national emergency or war (whether or not declared), or other calamity or crises including a terrorist act or acts affecting the United States, future laws, rules, regulations or acts of any government (including any orders, rules or regulations issued by any official or agency of such government).

[SIGNATURE PAGE FOLLOWS]

________ Maker’s Initials

IN WITNESS WHEREOF, each of Maker and its wholly-owned Subsidiaries party hereto has duly executed and delivered this Note on the day and year first written above.

MAKER:

ASPEN GROUP, INC.

By:
Name:	Michael Mathews
Title:	Chairman and Chief Executive Officer

SUBSIDIARIES

UNITED STATES UNIVERSITY, INC., a Delaware corporation

By:
Name:	Michael Mathews
Title:	Chief Executive Officer

ASPEN UNIVERSITY INC., a Delaware corporation

By:
Name:	Michael Mathews
Title:	Chief Executive Officer

[Signature Page to Amended and Restated Convertible Promissory Note and Security Agreement]

________ Maker’s Initials

EXHIBIT A

Conversion Notice

Reference is made to the Amended and Restated Convertible Promissory Note and Security Agreement (the “Note”) issued to the undersigned by Aspen Group, Inc. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, par value $0.001 per share, (the “Common Stock”) of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information

A. Conversion Price:

B. Number of shares of Common Stock to be issued:

C. Please issue the Common Stock into which the Note is being converted as follows:

☐

Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to: _________________________________________

__________________________________________

Address: _________________________________________

Telephone Number: ________________________________

Facsimile Number: ________________________________

☐

Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant: ________________________________________

DTC Number: _________________________________________

Account Number: ________________________________

________ Maker’s Initials

Authorization

By:
Name:
Title:

2

________ Maker’s Initials

EXHIBIT B

COLLATERAL

Unless otherwise defined in that certain Amended and Restated Convertible Promissory Note and Security Agreement dated January 22, 2020, in the principal face amount of US$5,000,000 in favor of ___________________ to which this Exhibit B is attached (the “Note”), capitalized terms used herein shall have the same respective meanings ascribed to such terms under the Uniform Commercial Code (“UCC”) as in effect in the State of New York.

1.

All Accounts of Aspen University Inc., a Delaware corporation, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, together with all warranties, increases, renewals, additions and accessions thereto, substitutions therefor, and replacements, cash and proceeds thereof.

2.

All Accounts of United States University, Inc., a Delaware corporation, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, together with all warranties, increases, renewals, additions and accessions thereto, substitutions therefor, and replacements, cash and proceeds thereof.

3.

All of Aspen Group, Inc.’s right, title and interest in and to: (a) its Deposit Accounts (other than Excluded Accounts (as defined in the Note)), up to the aggregate amount from time to time due and owing to Payee under the Note; and (b) the common stock and other equity interests of Aspen University Inc., a Delaware corporation, and United States University, Inc., a Delaware corporation, together with (i) all “investment property” as such term is defined in the UCC with respect to such stock and equity interests, (ii) any “security entitlement” as such term is defined in the UCC with respect to such stock and equity interests, (iii) all books and records relating to the foregoing, and (iv) all Accessions and Proceeds of such stock and equity interests, including, without limitation, all distributions (cash, stock or otherwise), dividends, stock dividends, securities, cash, instruments, rights to subscribe, purchase or sell, and other property, rights and interest that Maker is at any time entitled to receive or is otherwise distributed in connection with such stock and equity interests.

________ Maker’s Initials

SCHEDULE 1

Entity Name	Jurisdiction of Formation	Type of Entity	Organizational Number
Aspen Group, Inc.	Delaware	Corporation	5107517
Aspen University Inc.	Delaware	Corporation	3115429
United States University, Inc.	Delaware	Corporation	6408678

________ Maker’s Initials

SCHEDULE 2

Entity	Name and Address of Institution Maintaining Account	Account Number	Type of Account
Aspen University Inc.	Citibank 153 E. 53rd Street, 21st Fl New York, NY 10022	9992146600	Operating
Aspen Group, Inc.	Citibank 153 E. 53rd Street, 21st Fl New York, NY 10022	6781449712	Operating
United States University, Inc.	Citibank 153 E. 53rd Street, 21st Fl New York, NY 10022	6783073800	Operating

________ Maker’s Initials

SCHEDULE 3

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Certificate Number	Class of Interests	Percentage of Class Owned
Aspen Group, Inc.	United States University, Inc.	100	N/A	Common	100%
Aspen Group, Inc.	Aspen University Inc.	100	N/A	Common	100%

________ Maker’s Initials